Exhibit 10.7

THIRD AMENDMENT TO THE

DAVE INC. AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

This third amendment (this “Third Amendment”) to the Dave Inc. Amended and Restated 2021 Equity Incentive Plan (the “Equity Incentive Plan”), effective as of December 17, 2025, was approved by all of the members of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Dave Inc. (the “Company”) on December 17, 2025. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Equity Incentive Plan.

1.
Amendment to Section 15(d). Section 15(d) of the Equity Incentive Plan is amended and replaced in its entirety to read as follows:
(d)
Change in Control. Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control:

(i)
An Award may be subject to additional acceleration of vesting and exercisability upon or after the Change in Control as may be provided in the Award Agreement (including any applicable notice of grant) for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant; and

(ii)
If, as of the time of consummation of the Change in Control, the acquiring or surviving entity is not assuming or replacing with an equivalent award any Awards (including any performance-based Restricted Stock Units that would convert at the time of the Change in Control into time-based Restricted Stock Units) that were outstanding and unvested immediately prior to the time of consummation of the Change in Control (after giving effect to any treatment pertaining to Awards upon a Change in Control as may be contemplated by an Award Agreement (including any applicable notice of grant) or any other written agreement between the Company or any Affiliate and the Participant), such outstanding and unvested Awards will fully accelerate as to vesting and exercisability, effective as of immediately prior to the time of consummation of the Change in Control.

2.
Effect on the Equity Incentive Plan. Except as specifically amended by this Third Amendment, all the terms and conditions of the Equity Incentive Plan shall remain in full force and effect.

Governing Law. This Third Amendment shall be governed by and construed according to the laws of the State of Delaware without regard to its conflict of laws principles.